SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2006
FILE NUMBER 811-1424
SERIES NO.: 12



74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   92,484
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   72,096
              Class C                   18,527
              Class R                      944
              Investor Class            35,354
              Institutional Class       17,162


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 11.20
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $ 10.67
              Class C                  $ 10.67
              Class R                  $ 11.12
              Investor Class           $ 11.26
              Institutional Class      $ 11.32